Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Spherion Corporation 401(k) Benefit Plan (the “Plan”) on Form 11-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Roy G. Krause, Executive Vice President and Chief Financial Officer of Spherion Corporation, and Jill K. Goldstein, Vice President and Human Resources Officer of Spherion Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

                (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.

/s/ ROY G. KRAUSE
Roy G. Krause
Chief Financial Officer of Spherion Corporation
June 30, 2003

/s/ JILL K. GOLDSTEIN
Jill K. Goldstein
Vice President and Human Resources Officer
June 30, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.